Rand Logistics, Inc.

RAND LOGISTICS ANNOUNCES SIGNING OF SHIPYARD CONTRACT FOR CONVERSION OF
RECENTLY ACQUIRED VESSEL TO SUPPORT NEW BUSINESS AWARDS
BEGINNING IN THE 2015 SAILING SEASON

NEW YORK, May 27, 2014 -- Rand Logistics, Inc. (NASDAQ: RLOG) ("Rand") today announced that it has entered into a shipyard contract for the construction and assembly of a new forebody which will be affixed to the aft section of the Company’s recently acquired Danish flagged chemical tanker.  When introduced into service in the second half of calendar 2015, this vessel will increase the size of Rand's fleet to 17, including 10 Canadian flagged and 7 U.S. flagged vessels and will be the first new Canadian flagged river class self-unloader introduced into service on the Great Lakes in over 40 years.

The conversion project will take place in Jiangyin, China at the Chengxi Shipyard.  Chengxi Shipyard Co., Ltd. is one of the leading shipyards in China and is highly regarded globally for its specialized ship repair and large-scale conversion projects.

"We are very pleased to be working with the Chengxi shipyard on this important project for our Company," commented Scott Bravener President of Lower Lakes Towing.  "As previously disclosed, much of the tonnage that will be dedicated to our 17th vessel is a result of market share gains that we have been awarded beginning in the 2015 sailing season.  Subsequent to introducing the vessel into service, we will operate five of the seven Canadian flagged river class vessels in the market.  The new vessel will not only have the largest carrying capacity of any existing Canadian river class self-unloader, but it will also be the most efficient river class vessel on the Great Lakes."

The conversion project reaffirms the Company's commitment to support the growth of its customers and is consistent with Rand's strategy of remaining the leader in both the U.S. and Canadian river class markets on the Great Lakes.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act -- which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, -- and the Canada Coasting Trade Act -- which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in, or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2013.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Executive Chairman Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Cameron Associates Alison Ziegler and Kevin McGrath (212) 554-5469 alison@cameronassoc.com

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